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                                                                  EXHIBIT 10.135


                        PARTIAL HOSPITALIZATION AGREEMENT
                               CONTRACT AMENDMENT

This Contract Amendment effective this 1st day of September, 2001 ("Effective Date") is entered into by and between OptimumCare Corporation ("Manager") and Huntington Intercommunity Hospital d/b/a Humana Hospital Huntington Beach ("Original Hospital"), as assigned to Huntington Intercommunity Hospital d/b/a Huntington Beach Hospital ("Hospital") (collectively "Parties"). As of the date of said assignment, Hospital assumed capacity as named party to the Original Agreement, as defined below. To memorialize the same, as of the Effective Date hereof, the Parties hereby amend the Partial Hospital Agreement by and between the Parties as defined therein ("Original Agreement") for the purpose of memorializing the assigned party as named party thereto, and for amending the rate structure thereunder. As a result of this Amendment, as of the Effective Date set forth above, the Original Agreement shall be amended as follows:

     I. The Preliminary Paragraph of the Original Agreement shall be deleted and replaced with the following:


          THIS Agreement is entered into as of this 1st day of October, 1992 by and between Huntington Intercommunity Hospital d/b/a Huntington Beach Hospital ("Hospital") and OptimumCare Corporation, a Delaware Corporation ("Manager").

     II. Article 4 of the Original Agreement shall be deleted and replaced with the following:


          (a) Hospital shall pay Manager a monthly fee for professional and administrative services rendered hereunder in the amount of Sixty Three Thousand Dollars ($63,000.00) ("Monthly Fee"). Said Monthly fee shall include any and all services rendered by or through Manager, including but not limited to any and all costs associated with Medical Directors.

          (b) On or before the tenth (10th) day of each month, Manager shall submit to Hospital an invoice for services rendered the month prior. Hospital shall deduct the amount of Eighty Five Dollars ($85.00) per partial hospitalization visit for all clinical denials in excess of six percent. Manager shall receive credit for all previously deducted clinical denials subsequently reversed under the appeals process.

          (c) Hospital shall render Monthly Fees to Manager within Ten (10) days of its receipt of a completed and accurate invoice.

Except as otherwise set forth above, all other terms and conditions of the Original Agreement shall remain unchanged.

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This Amendment is agreed to and entered into by the Parties, as evidenced by signatures below.

Manager                                 Hospital


By:                                     By:
    ---------------------------------       ------------------------------------
           Edward A. Johnson                          Mary Botticella

Its: Chairman and CEO                   Its: Administrator
     --------------------------------        -----------------------------------

Date:                                   Date:
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                                        By:
                                            ------------------------------------
                                                      David Culverson


                                        Its: CEO
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                                        Date:
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